Exhibit 99.1

Blackbaud, Inc. Announces Third Quarter 2010 Results

Announces Fourth Quarter 2010 Dividend

CHARLESTON, S.C. – November 2, 2010 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its third quarter ended September 30, 2010.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We are pleased with Blackbaud’s financial results for the third quarter, which were highlighted by revenue and profitability in the upper half of our expectations. While the pace of economic recovery remains uncertain, overall customer interest levels remain high and we are encouraged that our North American business units delivered another solid performance. We believe that Blackbaud is continuing to benefit from our initiatives to improve our go-to-market execution, including the introduction of new solutions and product packaging.”

Chardon added, “Nonprofit organizations are looking for solutions that will help them optimize their fundraising efforts across a growing number of marketing channels. Blackbaud is highly differentiated by its industry leading domain expertise and product breadth and depth. This differentiation spans multiple application categories across both traditional and emerging channels, such as online fundraising and social networking, as well as a focus on all segments of the market, from the smallest to the largest nonprofits in the world. We believe we are well positioned to continue growing in the current economic environment, and to thrive as IT spending among nonprofits increases.”

Blackbaud reported total revenue of $83.2 million for the quarter ended September 30, 2010, an increase of approximately 5% compared to $79.2 million for the third quarter of 2009. Income from operations and net income, determined in accordance with GAAP, were $13.1 million and $8.5 million, respectively, compared with $13.9 million and $9.8 million, respectively, for the third quarter of 2009. Diluted earnings per share were $0.20 for the quarter ended September 30, 2010, compared with $0.22 in the same period last year.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $18.0 million, representing a non-GAAP operating margin of approximately 22% and compared with $18.9 million in the same period last year.

Non-GAAP net income was $11.0 million for the quarter ended September 30, 2010, compared with $11.6 million in the same period last year. Non-GAAP diluted earnings per share were $0.25 for the quarter ended September 30, 2010, at the high-end of the Company’s guidance range and compared with $0.26 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the third quarter with $26.3 million in cash, compared to $13.3 million at the end of the previous quarter. The Company generated $24.2 million in cash flow from operations during the third quarter.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “During the third quarter we saw a continuation in customers’ growing preference for subscription-based solutions. Blackbaud is well positioned to capitalize on this demand as a result of our broad and expanding suite of subscription-based solutions.” Williams added, “We believe the natural leverage associated with our growing subscription-based business will be a key factor enabling Blackbaud to return to its long-term operating model over the next several years.”

Fourth Quarter 2010 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has declared a fourth quarter dividend of $0.11 per share payable on December 15, 2010, to stockholders of record on November 26, 2010.

Additionally, in the third quarter, the company repurchased approximately 50,000 shares of its stock for $1.1 million under its share repurchase program that expired July 31, 2010. The amount remaining under the Company’s current share repurchase program, which became effective on August 1, 2010, is $50.0 million.

Conference Call Details

Blackbaud will host a conference call today, November 2, 2010, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 800-967-7134 (domestic) or 719-457-2635 (international). A replay of this conference call will be available through November 9, 2010, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 1715420. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 24,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, Hong Kong, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE:    Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$26,253	$22,769
Donor restricted cash	18,905	12,874
Accounts receivable, net of allowance of $3,068 and $3,559 at September 30, 2010 and December 31, 2009, respectively	55,969	50,220
Prepaid expenses and other current assets	19,988	18,155
Deferred tax asset, current portion	5,728	5,728

Total current assets	126,843	109,746
Property and equipment, net	22,622	22,507
Deferred tax asset	52,099	55,570
Goodwill	73,804	73,919
Intangible assets, net	37,472	42,019
Other assets	2,543	468

Total assets	$315,383	$304,229

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$6,266	$10,683
Accrued expenses and other current liabilities	23,371	25,974
Donations payable	18,905	12,874
Debt, current portion	420	1,288
Deferred revenue	143,086	129,412

Total current liabilities	192,048	180,231
Deferred revenue, noncurrent	7,077	6,172
Other noncurrent liabilities	1,612	1,720

Total liabilities	200,737	188,123

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	-	-
Common stock, $0.001 par value; 180,000,000 shares authorized, 52,591,454 and 52,214,606 shares issued at September 30, 2010 and December 31, 2009, respectively	53	52
Additional paid-in capital	149,770	134,726
Treasury stock, at cost; 8,703,005 and 7,677,341 shares at September 30, 2010 and December 31, 2009, respectively	(157,455)	(134,382)
Accumulated other comprehensive loss	(337)	(201)
Retained earnings	122,615	115,911

Total stockholders’ equity	114,646	116,106

Total liabilities and stockholders’ equity	$315,383	$304,229

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2010	2009	2010	2009
Revenue
License fees	$5,070	$5,919	$17,209	$19,123
Services	23,992	22,818	64,967	66,412
Maintenance	31,416	29,742	92,970	86,574
Subscriptions	21,235	19,190	60,797	53,686
Other revenue	1,513	1,536	4,193	4,566

Total revenue	83,226	79,205	240,136	230,361

Cost of revenue
Cost of license fees	626	987	2,218	2,871
Cost of services	17,008	15,269	48,761	46,990
Cost of maintenance	6,310	5,498	18,005	16,078
Cost of subscriptions	7,950	7,462	22,792	21,240
Cost of other revenue	1,381	1,325	3,831	4,136

Total cost of revenue	33,275	30,541	95,607	91,315

Gross profit	49,951	48,664	144,529	139,046

Operating expenses
Sales and marketing	16,953	15,778	52,399	46,965
Research and development	11,776	11,389	34,395	34,151
General and administrative	7,901	7,420	23,199	24,872
Amortization	195	194	587	572

Total operating expenses	36,825	34,781	110,580	106,560

Income from operations	13,126	13,883	33,949	32,486
Interest income	21	32	64	131
Interest expense	(45)	(181)	(170)	(876)
Other income (expense), net	53	226	(129)	96

Income before provision for income taxes	13,155	13,960	33,714	31,837
Income tax provision	4,636	4,132	12,453	11,349

Net income	$8,519	$9,828	$21,261	$20,488

Earnings per share
Basic	$ 0.20	$ 0.23	$ 0.49	$ 0.48
Diluted	$ 0.20	$ 0.22	$ 0.48	$ 0.47

Common shares and equivalents outstanding
Basic weighted average shares	42,747,209	42,781,072	43,145,289	42,805,498
Diluted weighted average shares	43,472,822	43,826,550	43,880,554	43,493,362
Dividends per share	$ 0.11	$ 0.10	$ 0.33	$ 0.30

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30,
(in thousands)	2010	2009
Cash flows from operating activities
Net income	$21,261	$20,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,955	11,563
Provision for doubtful accounts and sales returns	1,960	2,082
Stock-based compensation expense	9,240	9,062
Excess tax benefits from stock based compensation	(1,161)	(4,806)
Deferred taxes	3,480	5,896
Other non-cash adjustments	(114)	94
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	(7,549)	1,389
Prepaid expenses and other assets	(779)	447
Trade accounts payable	(771)	(198)
Accrued expenses and other current liabilities	(2,800)	2,625
Donor restricted cash	(6,020)	(4,129)
Donations payable	6,020	4,129
Deferred revenue	14,141	11,713

Net cash provided by operating activities	48,863	60,355

Cash flows from investing activities
Purchase of property and equipment	(10,597)	(3,865)
Purchase of net assets of acquired companies, net of cash acquired	(390)	(2,258)
Purchase of intangible assets	(130)	-
Purchase of investment	(2,000)	-

Net cash used in investing activities	(13,117)	(6,123)

Cash flows from financing activities
Proceeds from issuance of debt	4,000	-
Proceeds from exercise of stock options	4,695	2,127
Excess tax benefits from stock based compensation	1,161	4,806
Payments on debt	(4,868)	(42,275)
Payments on capital lease obligations	(135)	(300)
Purchase of treasury stock	(22,613)	-
Dividend payments to stockholders	(14,609)	(13,206)

Net cash used in financing activities	(32,369)	(48,848)

Effect of exchange rate on cash and cash equivalents	107	493

Net increase in cash and cash equivalents	3,484	5,877
Cash and cash equivalents, beginning of period	22,769	16,361

Cash and cash equivalents, end of period	$26,253	$22,238

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
GAAP revenue	$83,226	$79,205	$240,136	$230,361

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	452	-	2,493

Non-GAAP revenue	$83,226	$79,657	$240,136	$232,854

GAAP gross profit	$49,951	$48,664	$144,529	$139,046

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	452	-	2,493
Add back: Stock-based compensation expense (see table below)	711	685	2,083	1,969
Add back: Amortization of intangibles from business combinations (see table below)	1,548	1,583	4,594	4,736

Total Non-GAAP adjustments	2,259	2,720	6,677	9,198

Non-GAAP gross profit	$52,210	$51,384	$151,206	$148,244

Non-GAAP gross margin	63%	65%	63%	64%

GAAP income from operations	$13,126	$13,883	$33,949	$32,486

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	-	452	-	2,493
Add back: Stock-based compensation expense (see table below)	3,180	2,817	9,240	9,062
Add back: Amortization of intangibles from business combinations (see table below)	1,743	1,777	5,181	5,308

Total Non-GAAP adjustments	4,923	5,046	14,421	16,863

Non-GAAP income from operations	$18,049	$18,929	$48,370	$49,349

Non-GAAP operating margin	22%	24%	20%	21%

GAAP net income	$8,519	$9,828	$21,261	$20,488

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	4,923	5,046	14,421	16,863
Add back: Tax impact related to Non-GAAP adjustments	(2,415)	(3,280)	(6,320)	(7,644)

Non-GAAP net income	$11,027	$11,594	$29,362	$29,707

Shares used in computing Non-GAAP diluted earnings per share	43,473	43,827	43,881	43,493

Non-GAAP diluted earnings per share	$0.25	$0.26	$0.67	$0.68

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$380	$335	$1,230	$1,072
Cost of maintenance	219	230	574	544
Cost of subscriptions	112	120	279	353

Subtotal	711	685	2,083	1,969
Operating expenses
Sales and marketing	272	422	977	1,093
Research and development	715	718	2,130	2,115
General and administrative	1,482	992	4,050	3,885

Subtotal	2,469	2,132	7,157	7,093

Total stock-based compensation expense	$3,180	$2,817	$9,240	$9,062

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$116	$95	$325	$266
Cost of services	343	336	1,020	1,006
Cost of maintenance	310	326	913	976
Cost of subscriptions	760	807	2,280	2,432
Cost of other revenue	19	19	56	56

Subtotal	1,548	1,583	4,594	4,736

Operating expenses	195	194	587	572

Total amortization of intangibles from business combinations	$1,743	$1,777	$5,181	$5,308